Exhibit 99.1

Ebix Provides Business Update and Reviews International Expansion Plans

JOHNS CREEK, GA - January 11, 2019 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries, provided a business update today and announced plans to grow in international markets in the converged areas of insurance and finance, in 2019 and beyond.

The Company laid out its expansion plans in the Middle East, ASEAN and Pacific markets in the near term, while focusing on the deployment of its converged insurance and finance offerings.

1.
US Insurance Businesses - Recent executive appointments and realignments in Ebix’s core insurance businesses in the US have resulted in new exchange clients in multiple areas ranging from Annuities, Life and Health to the strategic RCS areas of the business. This business segment finished 2018 on a strong note with the signing of four new Annuities carriers in the fourth quarter.

2.
International Insurance Businesses - Ebix’s Australia business achieved record results in the fourth quarter, in local currency terms. Ebix also announced that its other international insurance operations have continued to build on their recurring business streams in 2018 and entered the new year with strong new business pipelines and a very solid business outlook.

3.
International Expansion - Ebix announced its near-term intentions to expand internationally into newer geographies like Muscat, Abu Dhabi, Bahrain, Thailand, Malaysia, etc. in addition to plans underway for meaningful growth in Dubai. These growth initiatives will be principally organic, though supplemented as possible via strategic acquisitions.

4.
Foreign Exchange Growth - In the past few months Ebix has substantially expanded its foreign exchange operations with the acquisitions of Weizmann Forex and Essel Forex in addition to securing Forex contracts at new airports in India and UAE. The acquisitions established Ebix as a dominant foreign exchange provider in India, while enhancing Ebix’s position in international markets. Ebix has fully implemented the new domestic forex airport deal, and is presently in the midst of implementing the UAE international airport forex counters, having already deposited its financial commitment amounts worth a few million in local currency terms, as laid out by the Airport authority. Ebix anticipates a joint announcement of its UAE Forex counters when they go live in accordance with the Authority’s publicity strategy.

5.
Regulatory Compliance Update - Ebix conveyed its strong and continued commitment to regulatory compliance, confirming that at present it does not have any open issues with any regulatory authorities in any country.

6.
Tax Compliance Update - Ebix also confirmed that it does not have any open tax audits or reviews in its top two business geographies of India and the US, nor does it have any open statutory tax audits in any other geography at present except for Australia. Ebix also announced that the recent sales tax (GST) issue in India, related to its ITZCash acquisition has amicably been settled for a non-material amount, to the satisfaction of both the parties. The GST issue was related to an industry wide issue that preceded 4 years of time before Ebix bought ITZCash and a nine-month period after

Exhibit 99.1

its acquisition by Ebix, related to the recent GST act enacted by the Government and the complexity around its implementation. With Ebix having been indemnified by the previous owners of ITZCash for any tax issues preceding the acquisition date, the issue was immaterial for Ebix.

7.
Transition Tax - Ebix also announced that as a part of the Trump Tax and Jobs act, all US multinational companies are supposed to agree to a one-time transition tax on their foreign earnings by the end of 2018, with the amount payable over a period of 8 years on an interest free basis to the IRS. Ebix announced that in compliance with the Act, it has agreed to pay the IRS a sum of $21.9 million over 8 years, on an interest free basis. Ebix is encouraged by the overall impact of the Trump Tax reform, as it reduces the Corporate tax rate going forward to 21% while opening up tremendous possibilities for American companies to do business globally and keeping the US at the center of their growth activities.

8.
Share Repurchases - Since October 1, 2018, Ebix has repurchased 1.06 million shares of its common stock for an aggregate amount of $49.6 million, including 200,000 shares repurchased from the Rennes Foundation in an arms-length transaction at a 2% discount to the market price on that date. Based on all repurchase to date, Ebix expects its diluted share count for Q1 2019 to be approximately 30.63 million.

9.
CEO Salary - The Company Compensation Committee accepted the Ebix CEO Robin Raina’s request to forego his cash salary and instead accept Ebix stock for equivalent value every month, at the stock price prevailing at that time in the market. Ebix CEO will receive stock instead of cash for a period of time, until the stock price is $150 per share or the economic equivalent as adjusted for future corporate actions such as stock splits that may occur from time to time.

Ebix CEO also recently filed a Form 4 reporting some new stock purchases from the market. All officer and Director stock trades are pre-cleared by Ebix, while being governed by Ebix’s insider trading policy.

10.
SOX Update - Ebix announced that it has engaged a reputed, US based accounting and forensic firm to look at whether Ebix has successfully remediated the material weaknesses identified in its 2017 year-end audit, in the areas of tax documentation and business combinations related to certain acquisitions. While management believes that it has successfully remediated these weaknesses, Ebix expects the report from this accounting firm soon.

11.
Appointment of International Audit firm for 2019 - Ebix has appointed RSM US LLP to serve as the Company's independent consolidated auditor for 2019. RSM US LLP is the fifth largest accounting firm in the United States, with over 9,600 employees across 90 cities nationwide providing audit, tax, and consulting services.

12.
IPO plans in India - Ebix continues to pursue plans for a prospective IPO for its EbixCash operations in India and abroad. In support of this goal, the Company is actively involved at present in discussions with many leading Private Equity and investment banking firms, with a view to maximize shareholder value.

13.
Use of Prospective Cash from EbixCash IPO - As most of Ebix’s investments in India are in the form of loans granted to its Indian subsidiaries, the goal of the IPO would be to recoup that cash with interest from the EbixCash operations once and if the EbixCash IPO is successfully implemented. Ebix intends to use that prospective cash to grow its businesses organically and inorganically in the US and abroad, to repay bank borrowings and to continue share repurchases.

About Ebix, Inc.

With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance

Exhibit 99.1

sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, Forex, travel, pre-paid & gift cards, utility payments, lending etc., in an emerging country like India. The Company’s Forex Exchange has a dominant market share of India’s airport Foreign Exchange business encompassing 32 international airports like Delhi, Mumbai, Bangalore, Chennai, Hyderabad, Goa and Kolkata International airports, while conducting over $3 Billion in GMV. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year. For further details, visit www.ebixcash.com

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have

Exhibit 99.1

significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph or Gautam Sharma
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com